EXHIBIT NUMBER 21

                              LIST OF SUBSIDIARIES




                                                                      EXHIBIT 21

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION

Biotec International S.r.L.                         Italy
Carbon Implants, Inc.                               Delaware
CardioRhythm                                        California
Electromedics, Inc.                                 Minnesota
Electromedics Medizintechnik GmbH                   Germany
Electromedics France, SARL                          France
Electromedics FSC, Inc.                             Barbados
India Biomedical Investment Limited                 Minnesota
Interamerica Medtronic, Inc.                        Illinois
International Medical Corporation                   Colorado
   Interbank Leasing                                Colorado
International Medical Education Corp.               Colorado
MedRel, Inc.                                        Minnesota
Medtronic Asia, Ltd.                                Minnesota
Medtronic Asset Management, Inc.                    Minnesota
Medtronic Australasia Pty. Ltd.                     New South Wales
Medtronic Belgium S.A.                              Belgium
Medtronic Bio-Medicus, Inc.                         Minnesota
   Medtronic HemoTec, Inc.                          Colorado
   Hemadyne Corporation                             Minnesota
Medtronic B.V.                                      The Netherlands
   Bakken Research Center, B.V.                     The Netherlands
Medtronic China, Ltd.                               Minnesota
Medtronic de Venezuela S.A.                         Venezuela
   Telecardiocontrol, C.A.                          Venezuela
Medtronic do Brasil Ltda.                           Brazil
Medtronic Dominicana C. por A.                      Dominican Republic
Medtronic Europe, NV                                Belgium
Medtronic Export, Inc.                              Delaware
Medtronic FSC B.V.                                  The Netherlands
Medtronic France S.A.                               France
Medtronic G.B., Inc.                                Minnesota
Medtronic G.m.b.H.                                  Federal Republic of
                                                       Germany
Cardiotron Medizintechnik G.m.b.H.                  Federal Republic of
                                                       Germany
Medical Data Systems International Ltd.             Ireland
Medtronic Ges. m.b.H.                               Austria
Medtronic Heart Valves, Inc.                        Minnesota
Medtronic Iberica, S.A.                             Spain
Medtronic International, Ltd.                       Delaware
Medtronic Interventional Vascular, Inc.             Massachusetts
Medtronic Interventional Vascular, Inc.             Delaware
Medtronic Italia S.p.A.                             Italy
Medtronic Japan Co., Ltd.                           Japan
Medtronic Korea Co., Ltd.                           Korea
Medtronic Latin America, Inc.                       Minnesota
Medtronic Limited                                   United Kingdom
   QRS Limited                                      United Kingdom
Medtronic Milaca, Inc.                              Minnesota
Medtronic of Canada, Ltd.                           Canada
Medtronic Overseas, Inc.                            Delaware
Medtronic Puerto Rico, Inc.                         Minnesota
Medtronic S.A.I.C.                                  Argentina
Medtronic S. de R.L. de C.V.                        Mexico
Medtronic (Schweiz) AG                              Switzerland
Medtronic (S) Pte Ltd                               Singapore
Medtronic World Trade Corporation                   Minnesota
OSMED, Inc.                                         Michigan
Vitatron Japan Co., Ltd.                            Japan
Vitatron N.V.                                       The Netherlands
   Vitafin, N.V.                                    Curacao
   Vitatron Beheersmaatschappij, B.V.               The Netherlands
   Vitatron Belgium N.V.                            Belgium
   Vitatron G.m.b.H.                                Federal Republic of
                                                       Germany
   Vitatron Medical B.V.                            The Netherlands
   Vitatron Medical Espana S. A.                    Spain
   Vitatron Nederland B. V.                         The Netherlands
   Vitatron S.A.R.L.                                   France
   Vitatron Scientific B. V.                        The Netherlands
   Vitatron U.K. Limited                            England
Vitatron Incorporated                               Delaware